Exhibit No. 99

News Release

Media Line: 410 470-7433
www.constellation.com

Constellation Energy Generation Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE HOME
Constellation Energy Projects & Services Group	Fellon-McCord & Associates

Media Contacts:	Robert L. Gould
Debra Beck
410 470-7433

Investor Contact:	Kevin Hadlock
410 783-3647
Tonya Cultice
410 783-3383

Constellation Energy Reports Strong First Quarter 2007 Results

-                      Solid earnings growth driven by strong Merchant performance

-                      Provides earnings guidance for second quarter 2007

-                      Reaffirms guidance for 2007 and 2008

BALTIMORE, April 25, 2007 — Constellation Energy (NYSE: CEG) today reported adjusted earnings of $1.03 per share, 42 cents per share higher than the 61 cents of adjusted earnings per share (EPS) earned in the same period last year. The results exceeded the top of management’s guidance range of 80 cents to $1.00 per share. Adjusted earnings exclude the impact of special items, discontinued operations, certain economic, non-qualifying hedges and synfuel earnings. On a GAAP basis, the company earned $1.07 per share in the first quarter of 2007, compared to 63 cents per share earned in the same period last year.

“Constellation Energy delivered another strong performance in the first quarter of 2007,” said Mayo A. Shattuck III, chairman, president and chief executive officer, Constellation Energy. “The first quarter of 2007 was marked by solid earnings growth in the Merchant businesses.  Our Mid-Atlantic Fleet is returning to profitability as below-market hedges roll off.  Constellation NewEnergy performed well as we continue to leverage its national platform.  Our wholesale competitive supply business executed in line with its plan and delivered solid results, which, as expected, were down from an exceptionally strong portfolio management and trading performance in the first quarter of last year.

“We completed our first quarter nuclear refueling outages, executing the refueling and reactor vessel head replacement at Calvert Cliffs Nuclear Power Plant Unit 2 in less than 36 days and a refueling outage at Nine Mile Point Nuclear Plant Unit 1 in 30 days, a new record for the unit,” said Shattuck.  “Another highlight of the quarter was Constellation Energy Commodities Group’s announcement of an agreement to acquire select contracts from Progress Ventures, which represents an opportunity for us to grow the wholesale competitive supply business in the Southeast, where we have had good initial success to date and where we see additional opportunities.

“We also moved in the quarter on a number of strategic initiatives related to the growth of our wholesale and retail natural gas platforms,” said Shattuck. “We announced that Constellation Energy Commodities Group acquired working interests in gas and oil producing properties in Oklahoma. Constellation NewEnergy announced an agreement to acquire Cornerstone Energy, which has a similar commercial and industrial business model and a complementary geographic footprint to Constellation NewEnergy’s gas business.  Overall, we are planning to invest approximately $310 million in these acquisitions, which will strengthen and diversify our growing natural gas platform.”

Constellation Energy provided second quarter 2007 guidance of 55 cents to 75 cents per share and affirmed earnings guidance of $4.30 to $4.65 per share in 2007 and $5.25 to $5.75 per share for 2008. Looking at 2009, the company expects earnings growth of 10 percent over 2008.

“Our long-term outlook continues to strengthen, and the earnings growth drivers are highly visible,” said Shattuck. “Constellation Energy is well-positioned to take advantage of opportunities presented by the market. Our solid foundation is built on a well-managed, high-quality asset base. Our market-leading position in power and our strong position in gas and coal markets give us an information edge and scale advantage over competitors. Our disciplined investment approach and industry-leading risk management capabilities help us to make good investments and optimize their value. Our strong balance sheet provides us the financial foundation to act quickly to capture opportunities.”

The following table summarizes adjusted earnings per share and earnings per share reported in accordance with GAAP for the company’s business segments and provides a reconciliation to total company reported earnings:

	Three Months Ended March 31,
	2007			2006
	Reported GAAP EPS*	Adjusted EPS		Reported GAAP EPS*	Adjusted EPS
DILUTED EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.36	$0.36		$0.38	$0.38
Merchant	0.67	0.62	(1)	0.17	0.22	(2)
Other Nonregulated	0.05	0.05		0.01	0.01
Diluted Earnings Per Share from Continuing Operations	1.08	1.03		0.56	0.61
(Loss)/Income from Discontinued Operations Assuming Dilution	(0.01)	—		0.07	—
Diluted Earnings Per Share	$1.07	$1.03		$0.63	$0.61

*                    Unaudited.

Prior period amounts reclassified to conform with the current period’s presentation.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1)             Subtraction of earnings from our synthetic fuel processing facilities of $0.10 per share and addition of mark-to-market losses on certain non-qualifying hedges of $0.05 per share.

(2)             Addition of mark-to-market losses on certain non-qualifying hedges of $0.06 per share and addition for merger-related and workforce reduction costs of $0.01 per share.  Subtraction of earnings from our synthetic fuel processing facilities of $0.02 per share.

Baltimore Gas and Electric

Baltimore Gas and Electric Company (BGE) reported earnings of 36 cents per share in the first quarter of 2007. Compared to the first quarter of 2006, BGE’s first quarter 2007 EPS was down 2 cents, driven by the loss of nuclear decommissioning income and higher costs, partially offset by more favorable weather in the first quarter of 2007.

Merchant

On an adjusted basis, the Merchant segment earned 62 cents per share during the first quarter of 2007, at the top of management’s guidance range of 42 cents to 62 cents per share and up 40 cents per share from the first quarter last year.

The Merchant segment’s solid year-over-year performance in the first quarter was in line with expectations. The Mid-Atlantic Fleet returned to profitability as below-market hedges were replaced with hedges established in later, higher-priced energy environments. Constellation NewEnergy experienced lower costs to serve load and higher as-priced margins in the electric business versus the first quarter last year. Net interest expense was down due to higher cash balances following the sale of gas-fired generation plants in late 2006. These positive comparisons were partially offset by lower wholesale competitive supply new business following an exceptionally strong portfolio management and trading performance in the first quarter of 2006, lower competitive supply backlog in the quarter, in line with expectations, and the loss of competitive transition charge collections in Maryland.

Other Nonregulated

Constellation Energy’s Other Nonregulated businesses reported earnings of 5 cents per share for the first quarter of 2007, in line with management’s guidance range of 4 cents to 6 cents per share and up 4 cents per share, compared to earnings per share of one cent for the first quarter of 2006.

Financial Statements

The March 31, 2007 financial statements and supplemental information are attached.

Adjusted Earnings

Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations, the impact of certain economic, non-qualifying hedges and synfuel earnings. The mark-to-market impact of these hedges is significant to reported results, but economically neutral to the company in that offsetting gains or losses on underlying accrual positions will be recognized in the future. Synfuel earnings are excluded due to the potential for oil-price volatility to result in a difficult-to-forecast phase-out of tax credits.

We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of items such as workforce reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item or an economic, non-qualifying hedge to be excluded from adjusted earnings). This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items, economic, non-qualifying hedges and synfuel results due to the difficulty of doing so. The impact of special items, economic, non-qualifying hedges and synfuel results could be material to our operating results computed in accordance with GAAP.  We note that such information is not in accordance with GAAP and should not be viewed as a substitute to GAAP information.

SEC Filings

The company plans to file its Form 10-Q for the three months ended March 31, 2007, on or about May 9, 2007.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call April 25, 2007

Constellation Energy will host a conference call at 8:30 a.m. (EDT) on April 25, 2007, to review its first quarter results. To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:30 a.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available approximately one hour after the end of the call by dialing (866) 448-5657 or (203) 369-1191 (international).

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site (www.constellation.com). The call will also be recorded and archived on the site.

Constellation Energy (www.constellation.com), a FORTUNE 200 company with 2006 revenues of $19.3 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 78 generating units located throughout the United States, totaling approximately 8,700 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Addendum — Amounts Excluded from Adjusted EPS

Loss from Discontinued Operations - after-tax loss of $(1.6) million, or $(0.01) per share

In December 2006, we completed the sale of six gas-fired plants, including the High Desert facility. During the first quarter of 2007, we recorded a $(1.6) million after-tax charge related to the High Desert facility, which is reflected in “Loss from discontinued operations.”

Non-qualifying Hedges — after-tax loss of $(9.2) million, or $(0.05) per share

During the first quarter of 2007, we recognized a $(9.2) million after-tax loss related to certain non-qualifying hedges of gas transportation rights and gas storage contracts, which are economic hedges that do not meet the criteria or are not designated for cash-flow hedge accounting under FAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and thus are required to be marked-to-market. This mark-to-market loss is essentially a timing difference that is expected to be offset as we realize the related accrual contracts in cash in future periods.

Synfuel Earnings — after-tax income of $18.5 million, or $0.10 per share

Due to the potential for oil price volatility to result in a difficult-to-forecast phase-out of tax credits at our facilities that produce synfuel, we have removed the $18.5 million of income generated during the first quarter of 2007 from our results as follows:

Three Months Ended
March 31, 2007
(In millions)
After-tax loss from operations	$(17.6)
Tax credits before phase-out	39.7
Current period tax credit phase-out	(11.5)
True-up of 2006 tax credits and phase-out for final 2006 IRS inflation adjustment factor	7.9
Net income from synfuel facilities	$18.5

# # #

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2007	2006
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$4,138.2	$3,936.9
Regulated electric revenues	514.8	504.0
Regulated gas revenues	402.5	418.3
Total revenues	5,055.5	4,859.2

Expenses
Fuel and purchased energy expenses	3,961.1	3,923.1
Operating expenses	568.7	507.7
Workforce reduction costs	—	2.2
Merger-related costs	—	1.9
Depreciation, depletion, and amortization	132.4	130.2
Accretion of asset retirement obligations	17.7	16.5
Taxes other than income taxes	73.2	73.6
Total expenses	4,753.1	4,655.2
Income from Operations	302.4	204.0
Other Income	42.4	14.8
Fixed Charges
Interest expense	80.3	77.0
Interest capitalized and allowance for borrowed funds used during construction	(3.8)	(2.7)
BGE preference stock dividends	3.3	3.3
Total fixed charges	79.8	77.6
Income from Continuing Operations Before Income Taxes	265.0	141.2
Income Tax Expense	67.7	39.6
Income from Continuing Operations	197.3	101.6
(Loss) income from discontinued operations, net of income taxes of $0.8 and $7.1, respectively	(1.6)	12.3
Net Income	$195.7	$113.9
Earnings Applicable to Common Stock	$195.7	$113.9

Average Shares of Common Stock Outstanding - Basic	180.6	178.6
Average Shares of Common Stock Outstanding - Diluted	182.8	180.4

Earnings Per Common Share from Continuing Operations -Basic	$1.09	$0.57
(Loss) income from discontinued operations - Basic	(0.01)	0.07
Earnings Per Common Share - Basic	$1.08	$0.64

Earnings Per Common Share from Continuing Operations - Diluted	$1.08	$0.56
(Loss) income from discontinued operations - Diluted	(0.01)	0.07
Earnings Per Common Share - Diluted	$1.07	$0.63

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2007	2006
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$1,936.6	$2,289.1
Accounts receivable (net of allowance for uncollectibles of $51.7 and $48.9, respectively)	3,187.4	3,248.3
Fuel stocks	369.7	599.5
Materials and supplies	204.4	200.2
Mark-to-market energy assets	1,189.3	1,294.8
Risk management assets	233.6	261.7
Unamortized energy contract assets	34.1	35.2
Deferred income taxes	172.0	674.3
Other	485.4	497.0
Total current assets	7,812.5	9,100.1
Investments And Other Assets
Nuclear decommissioning trust funds	1,257.7	1,240.1
Investments in qualifying facilities and power projects	297.3	308.6
Regulatory assets (net)	560.3	389.0
Goodwill	157.6	157.6
Mark-to-market energy assets	702.3	623.4
Risk management assets	323.8	325.7
Unamortized energy contract assets	118.2	123.6
Other	291.3	311.4
Total investments and other assets	3,708.5	3,479.4
Property, Plant And Equipment
Nonregulated property, plant and equipment	7,945.7	7,587.6
Regulated property, plant and equipment	5,816.9	5,752.9
Nuclear fuel (net of amortization)	337.6	339.9
Accumulated depreciation	(4,545.1)	(4,458.3)
Net property, plant and equipment	9,555.1	9,222.1
Total Assets	$21,076.1	$21,801.6

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$878.8	$878.8
Accounts payable and accrued liabilities	2,089.5	2,137.2
Customer deposits and collateral	365.3	347.2
Mark-to-market energy liabilities	1,082.9	1,071.7
Risk management liabilities	484.4	1,340.0
Unamortized energy contract liabilities	336.2	378.3
Accrued expenses and other	703.8	969.5
Total current liabilities	5,940.9	7,122.7
Deferred Credits And Other Liabilities
Deferred income taxes	1,377.4	1,435.8
Asset retirement obligations	992.5	974.8
Mark-to-market energy liabilities	466.9	392.4
Risk management liabilities	667.8	707.3
Unamortized energy contract liabilities	866.1	958.0
Defined benefit obligations	813.6	928.3
Deferred investment tax credits	55.5	57.2
Other	127.2	109.0
Total deferred credits and other liabilities	5,367.0	5,562.8
Long-Term Debt
Long-term debt of nonregulated businesses	3,403.9	3,390.3
Long-term debt of BGE	1,337.6	1,459.0
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(5.6)	(5.9)
Current portion of long-term debt	(878.8)	(878.8)
Total long-term debt	4,114.8	4,222.3
Minority Interests	90.1	94.5
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,707.0	2,738.6
Retained earnings	3,574.0	3,474.3
Accumulated other comprehensive loss	(907.7)	(1,603.6)
Total common shareholders’ equity	5,373.3	4,609.3
Total Liabilities And Equity	$21,076.1	$21,801.6

Constellation Energy Group and Subsidiaries

Merchant Operating Statistics (Unaudited)

	Three Months Ended March 31,
				Hydro &
	Nuclear	Coal	Oil	Gas	Other	Total
Generation by Fuel Type (%)
2007	56.9	38.0	0.6	2.4	2.1	100.0
2006*	49.3	33.6	—	15.1	2.0	100.0

Thousands of MWH
2007	7,116	4,757	72	300	269	12,514
2006*	6,972	4,755	6	2,132	274	14,139

* Includes generation output from our gas-fired plants until their sale in December 2006

Utility Operating Statistics (Unaudited)

	Three Months Ended March 31,
	2007	2006

ELECTRIC
Revenues (In Millions)
Residential	$298.9	$249.2
Commercial
Excluding Delivery Service Only	134.9	200.2
Delivery Service Only	49.9	20.2
Industrial
Excluding Delivery Service Only	6.8	15.2
Delivery Service Only	6.6	5.7
System Sales	497.1	490.5
Other	17.7	13.5
Total	$514.8	$504.0

Distribution Volumes (In Thousands) - MWH
Residential	3,806	3,461
Commercial
Excluding Delivery Service Only	1,054	2,082
Delivery Service Only	2,792	1,621
Industrial
Excluding Delivery Service Only	65	163
Delivery Service Only	749	708
Total	8,466	8,035

GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$260.1	$243.1
Delivery Service Only	7.5	8.1
Commercial
Excluding Delivery Service Only	73.2	79.0
Delivery Service Only	15.4	11.2
Industrial
Excluding Delivery Service Only	4.0	4.4
Delivery Service Only	4.0	4.6
System Sales	364.2	350.4
Off-System Sales	40.6	66.4
Other	2.5	3.4
Total	$407.3	$420.2

Distribution Volumes (In Thousands) - DTH
Residential
Excluding Delivery Service Only	19,645	15,991
Delivery Service Only	2,190	1,999
Commercial
Excluding Delivery Service Only	6,110	5,605
Delivery Service Only	10,649	8,659
Industrial
Excluding Delivery Service Only	343	317
Delivery Service Only	4,164	5,736
System Sales	43,101	38,307
Off-System Sales	4,518	5,967
Total	47,619	44,274

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating Degree Days (Calendar-Month Basis)
Heating Degree Days — Actual	2,428	2,126
— Normal	2,448	2,450

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Three Months Ended March 31,
	2007	2006

Ratio of Earnings to Fixed Charges	3.99	2.64

Effective Tax Rate	25.3%	27.4%

Equity Investment In Nonregulated Businesses — End of Period	$3,681.4	$2,720.1

Equity Investment In Regulated Business — End of Period	$1,691.9	$1,603.9

Prior-period  statistics have been adjusted for discontinued operations.

Common Stock Data

	Three Months Ended March 31,
	2007	2006

Common Stock Dividends - Per Share
—Declared	$0.4350	$0.3775
—Paid	$0.3775	$0.3350

Market Value Per Share
—High	$88.20	$60.55
—Low	$68.78	$54.01
—Close	$86.95	$54.71

Shares Outstanding—End of Period (In Millions)	180.2	178.8

Book Value per Share—End of Period	$29.82	$24.18